EXHIBIT 10.3

TERM NOTE D

$6,650,000.00	February 9, 2026
Minnetonka, Minnesota

FOR VALUE RECEIVED, PRO-DEX, INC., a Colorado corporation (the “Borrower”), whose address is 2361 McGaw Avenue, Irvine, California 92614, promises to pay to the order of UMB BANK, N.A., a national banking association, previously doing business as Minnesota Bank & Trust, a division of UMB Bank, N.A., successor by merger to MINNESOTA BANK & TRUST, A DIVISION OF HTLF BANK, as successor by merger with MINNESOTA BANK & Lender”), whose address is 9800 Bren Road East, Suite 200, Minnetonka, Minnesota 55343, on or before the Term Loan Maturity Date, as defined in the Credit Agreement, the principal sum of SIX MILLION SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($6,650,000.00), which amount is the principal amount of Term Loan D made by the Lender to the Borrower under and pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of even date herewith, executed by and between the Borrower and the Lender (as amended, supplemented or modified from time to time, the “Credit Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the principal amount of Term Loan D outstanding from time to time as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The outstanding principal of this Note, and all accrued interest thereon, shall be payable as provided in the Credit Agreement, and the outstanding principal balance of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

This Note evidences Term Loan D incurred by the Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Term Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement.

Principal and interest shall be paid to the Lender at its address set forth above, or at such other place as the holder of this Note shall designate in writing to the Borrower. The disbursement(s) of Term Loan D made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Term Loan D evidenced hereby has been made and this Note has been delivered at the Lender’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Minnesota, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note. The term “Borrower” as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed to be effective as of the day and year first set forth above.

BORROWER:
PRO-DEX, INC., a Colorado corporation

By:	/s/ Rick L. Van Kirk
Name: Rick L. Van Kirk Title: Chief Executive Officer